POWER OF ATTORNEY

The undersigned officers and Trustees of Rainier Investment Management Mutual Funds (The “Trust”) hereby appoint John. W. O’Halloran, and each of them, as attorney-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including: the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits; any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings; and any documents relating to the filing of Form N-PX or any amendments thereto, including all exhibits. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this 29 day of June, 2006.

Name	Title

/s/ J. Glenn Haber	CEO, Secretary, Treasurer and Trustee

/s/ James E. Diamond, Jr.	Trustee

/s/ John W. Ferris	Trustee

/s/ Gary L. Sundem	Trustee